Exhibit 10.17

SHARED SERVICES AGREEMENT

Shared Services Agreement (the “Agreement”), dated as of     , 2019, by and between One Madison Group LLC, a Delaware limited liability company (“Sponsor”), and Ranpak Holdings Corp., (f/k/a One Madison Corporation), a Delaware corporation (the “Company”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of December 12, 2018 (as amended from time to time, the “Stock Purchase Agreement”), by and among the Company, Rack Holdings L.P., a Delaware limited partnership, and Rack Holdings Inc., a Delaware corporation (“Rack Holdings”), the Company acquired all of the outstanding equity interests of Rack Holdings, on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

WHEREAS, Sponsor may provide or cause certain services to be provided to the Company; and

WHEREAS, the Parties desire to evidence their understanding with respect to the amount to be paid by the Company for such services and the Company’s obligation to reimburse Sponsor for certain costs and expenses incurred in connection therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.01. Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Business Days” shall mean all weekdays except those that are official holidays of employees of the United States government.  Unless specifically stated as “Business Days,” a reference in this Agreement to “days” means calendar days.

“Company Parties” means collectively, the Company and its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.  For purposes of this Agreement, the terms “controlling” and “controlled” have correlative meanings.

“Direct Expenses” means, for any fiscal quarter, all third party costs and expenses incurred by Sponsor during such fiscal quarter that are directly attributable to the operations of any Company Party (for the avoidance of doubt, excluding any Shared Employee Expenses and any Shared Non-Employee Expenses).

“Governmental Authority” means the United States or any state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof having competent jurisdiction over any Company Party.

“Person” means any individual, partnership, limited partnership, limited liability company, corporation, unincorporated association, joint venture or other entity.

“Ranpak Headcount Allocation” means, with respect to any Shared Employee for any fiscal quarter, the percentage of such Shared Employee’s time at work during such period that, in the reasonable estimation of Sponsor, has been spent engaged in activities for the benefit of a Company Party, expressed as a decimal number equal to or greater than 0.00 and less than or equal to 1.00.

“Shared Employee” means any employee of Sponsor that provides services to Sponsor and any Company Party.

“Shared Employee Expenses” means, with respect to any costs and expenses attributable to the compensation and benefits (other than any equity compensation) provided to any Shared Employee for any fiscal quarter, the product of (i) the amount of such costs and expenses, multiplied by (ii) the Ranpak Headcount Allocation for such Shared Employee for such fiscal quarter.

“Shared Non-Employee Expenses” means, with respect to any general and administrative costs and expenses incurred by Sponsor for any fiscal quarter that are attributable to both the operation of Sponsor (other than the provision of the Shared Services) and the provision of the Shared Services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the Shared Services, as reasonably determined by Sponsor.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

Section 1.02. Terms Defined in the Body of this Agreement.  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Actual Quarterly Expenses	2.04(b)
Agreement	Preamble
Company	Preamble
Company Expenses	2.03
Estimated Quarterly Expenses	2.04(a)
Invoice Date	2.04(a)
Losses	3.01
Newly Developed IP	4.03
Outside Activities	7.16
Parties	Preamble
Party	Preamble
Rack Holdings	Recitals
Sales Taxes	2.05(a)
Shared Services	2.01
Sponsor	Preamble
Sponsor Parties	3.03
Stock Purchase Agreement	Recitals

Article II
SHARED SERVICES; COST ALLOCATION

Section 2.01. Provision of Shared Services.  Sponsor may provide the Company with certain general and administrative services necessary or useful for the conduct of its business, including but not limited to the services identified on Exhibit A (collectively, the “Shared Services”).

Section 2.02. Performance of Shared Services by Affiliates and Third Parties.  In discharging its obligations hereunder, Sponsor may engage any of its Affiliates or any qualified third party to provide the Shared Services (or any part thereof) on its behalf and the performance of the Shared Services (or any part thereof) by any such Affiliate or third party will be treated as if Sponsor performed such Shared Services itself.  Notwithstanding the foregoing, the engagement of any such Affiliate or third party to provide Shared Services shall not relieve Sponsor of its obligations hereunder.

Section 2.03. Company Expenses.  The Company shall be responsible for all Direct Expenses, all Shared Employee Expenses and all Shared Non-Employee Expenses associated with the provision of any Shared Services (collectively, the “Company Expenses”).

Section 2.04. Invoicing and Payment.

(a) Sponsor shall pay on the Company’s behalf all Company Expenses, except that the Company may elect, or Sponsor may cause the Company, to pay directly certain Direct Expenses.  Within 10 days of the date hereof for the current fiscal quarter and thereafter, at least 10 days prior to the beginning of each subsequent fiscal quarter, Sponsor shall send the Company an invoice in writing of its good faith estimate of the Company Expenses (other than any Direct Expenses that are to be paid directly by the Company) for such fiscal quarter (the “Estimated Quarterly Expenses”) (the date of delivery of such invoice being referred to herein as the “Invoice Date”).  The Company agrees to pay on or before the date that is 30 days after the Invoice Date by wire transfer of immediately available funds to an account of Sponsor an amount equal to the Estimated Quarterly Expenses.

(b) In the event the actual Company Expenses (other than Direct Expenses that were paid directly by the Company) for any fiscal quarter (the “Actual Quarterly Expenses”) differ from the Estimated Quarterly Expenses for such fiscal quarter, Sponsor shall send the Company a notice in writing setting forth such difference.  The Company agrees to pay on or before the date that is 30 days after receipt of such notice by wire transfer of immediately available funds to an account of Sponsor an amount equal to the Actual Quarterly Expenses less the Estimated Quarterly Expenses.  In the event the Estimated Quarterly Expenses exceed the Actual Quarterly Expenses, the shortfall will be deducted from the calculation of the Estimated Quarterly Expenses and Actual Quarterly Expenses for the succeeding fiscal quarter.

Section 2.05. Taxes.

(a) The Company shall pay directly to the relevant Governmental Authority, and without duplication shall reimburse or indemnify Sponsor or its applicable Affiliates for, all applicable sales, use and value-added taxes incurred with respect to provision of the Shared Services (“Sales Taxes”), regardless of whether such Sales Taxes are invoiced with the applicable fee payment, added retroactively or subsequently imposed, and including Sales Taxes imposed with respect to the Shared Services in connection with any tax audit, claim, assessment or other tax proceeding. These taxes shall be incremental to other payments or charges identified in this Agreement. For the avoidance of doubt, each Party shall be responsible for any income, franchise or other similar taxes due on amounts payable to such Party under this Agreement.

(b) If applicable law requires that an amount in respect of any taxes, levies or charges be withheld from any payment to Sponsor under this Agreement, the Company shall (i) promptly notify Sponsor of such required withholding, (ii) withhold from amounts otherwise due to Sponsor hereunder any taxes required to be withheld and (iii) pay such withheld taxes when due to the applicable taxing authorities and the amount payable to Sponsor shall be increased as necessary so that, after such withholding, Sponsor receives an amount equal to the amount it would have received had no such withholding been required. The Company shall promptly deliver to Sponsor an original receipt from the applicable taxing authorities evidencing the amount of tax withheld. Further, if Sponsor is denied a foreign tax credit due to the failure of the Company to provide the original receipt, the Company shall pay to Sponsor an additional amount, so that the amount that Sponsor receives hereunder is the same that it would have received had withholding taxes not applied. The Company shall provide Sponsor with any cooperation or reasonable assistance as may be necessary to enable Sponsor to claim exemption from, or a reduction in the rate of, any withholding taxes (including, without limitation, pursuant to any applicable double taxation or similar treaty), to receive a refund of such withholding taxes or to claim a tax credit therefor.

Article III
INDEMNITY

Section 3.01. Indemnity by the Company.  The Company shall indemnify, defend and hold harmless Sponsor, its Affiliates, Subsidiaries and its and their respective officers, directors and employees from and against any and all costs and expenses, losses, damages, claims, causes of action and liabilities (including reasonable attorneys’ fees, disbursements and expenses of litigation) (collectively, “Losses”) arising from, relating to, or in any way connected with the provision of Shared Services by Sponsor to any Company Party, except to the extent caused by the gross negligence or willful misconduct of Sponsor.

Section 3.02. Procedure.  Sponsor shall promptly provide the Company with written notice of any claim, action or demand for which indemnification is claimed.  The Company shall be entitled to control the defense of any such claim, action or demand; provided, that Sponsor may participate in any such claim, action or demand with counsel of its choice at its own expense; and provided, further, that the Company shall not settle any claim, action or demand without the prior written consent of Sponsor, such consent not to be unreasonably withheld or delayed.  If the Company so requests, Sponsor shall reasonably cooperate in the defense of such claim, action or demand at the Company’s expense.

Section 3.03. Limitation on Liability.  Notwithstanding anything contained herein to the contrary, in no event shall Sponsor, its Affiliates and/or its or their respective directors, officers, employees, representatives or agents (collectively, the “Sponsor Parties”) be liable to the Company for any Losses arising from, relating to, or in any way connected with the provision of the Shared Services by Sponsor to any Company Party, except in the case of gross negligence or willful misconduct of Sponsor, in which case Sponsor’s liability shall be capped at the aggregate Company Expenses (other than Direct Expenses) paid to Sponsor during the 12 month period preceding the incurrence of such Losses (and in no event shall any Sponsor Parties be liable for any (i) indirect, incidental, special, exemplary, consequential or punitive damages or (ii) damages for, measured by or lost profits, diminution in value, multiple of earnings or other similar measure).

Article IV
COVENANTS AND OTHER AGREEMENTS

Section 4.01. Relationship of the Parties.  Sponsor is providing the Shared Services hereunder as an independent contractor.  Nothing in this Agreement shall be deemed to constitute the Parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between any Company Party on the one hand, and any Sponsor Party on the other hand (notwithstanding the fact that the Company and Sponsor may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

Section 4.02. Directors and Officers.  Nothing in this Agreement shall be construed to relieve the directors or officers of any Company Party from the performance of their respective duties or limit the exercise of their powers in accordance with such Company Party’s charter, bylaws, operating agreement, other organizational documents, applicable law, or otherwise.  The activities of any Company Party shall at all times be subject to the Control and direction of their respective directors and officers.  Each Company Party reserves the right to make all decisions with regard to any matter upon which Sponsor has rendered its advice, consultation and services.  The Company and Sponsor expressly acknowledge and agree that Sponsor is being engaged by the Company to provide the Shared Services to the Company, for which Sponsor will be compensated and reimbursed pursuant to the terms of this Agreement.  Sponsor shall not, and shall have no authority to, Control any Company Party or any Company Party’s day-to-day operations, whether through the performance of Sponsor’s duties hereunder or otherwise.  Moreover, although a Company Party may grant to Sponsor authority to sign, review or approve such Company Party’s checks, payments, expenditures, transfers and/or conveyances, any such grant of authority shall be made by such Company Party and accepted by Sponsor with the express understanding and limitation that Sponsor shall possess and exercise such authority solely in its capacity as a provider of the Shared Services pursuant to the terms of this Agreement, and in no other capacity, and that no inference shall be drawn therefrom as to any ability of Sponsor to Control such Company Party or such Company Party’s day-to-day operations or any liability or responsibility therefor.  The directors, officers and employees of each Company Party shall retain all responsibility for each such Company Party and their operations as and to the extent required by the each such Company Party’s charter, bylaws, operating agreement, other organizational documents and applicable law.

Section 4.03. Certain Intellectual Property Matters.  If, in connection with its provision of the Shared Services, either Party provides, or provides access to, the other Party and/or its Affiliates any intellectual property, such Party hereby grants the other Party and/or its Affiliates, during the term of this Agreement, a non-exclusive, revocable, non-transferable, non-sublicensable, royalty-free, fully paid up license or sublicense (as applicable) to such intellectual property, solely to the extent necessary to provide or receive the Shared Services in accordance with this Agreement; provided, that if the applicable Party does not own such intellectual property, the other Party’s and its Affiliates’ access to, use of and rights for such third-party intellectual property shall be subject in all regards to any restrictions, limitations or other terms or conditions imposed by the licensor of such intellectual property, which terms and conditions were disclosed or otherwise made available to such Party by the other Party.  Upon the termination or expiration of any element or sub-element of the Shared Services pursuant to this Agreement, the license or sublicense, as applicable, to the relevant intellectual property provided in connection with that element or sub-element will automatically terminate; provided, however, that all licenses and sublicenses granted under this Agreement shall terminate immediately upon the expiration or earlier termination of this Agreement in accordance with the terms hereof (except that licenses or sublicenses of a Party’s intellectual property that is embedded in any deliverable provided to the other Party that is intended to be used by such other Party after expiration or termination of the Agreement shall continue solely to the extent necessary to allow such other Party to continue to use such deliverable).  Except as expressly provided in this Agreement, each Party shall not acquire any right, title or interest in the other Party’s intellectual property by reason of the provision or receipt of the Shared Services provided under this Agreement.  If a Party creates any improvements or derivative works of the other Party’s intellectual property in the course of performing the Shared Services, the other Party shall own all rights in the same.  If, in the course of providing any Shared Service, Sponsor creates or develops any intellectual property in connection with such Shared Services for or on behalf of the Company (“Newly Developed IP”), then, as between the Parties, such Newly Developed IP shall be solely and exclusively owned by Sponsor and the Company hereby irrevocably assigns and transfers (and shall cause its Affiliates to assign and transfer) to Sponsor all of the Company’s right, title and interest in, to and under such Newly Developed IP.  The Company shall take any and all actions and execute any and all other documents reasonably necessary to perfect, confirm and record Sponsor’s ownership of such Newly Developed IP.

Section 4.04. Network Access and Security.

(a) All interconnectivity by Sponsor to the computing systems and/or networks of the Company, and all attempts at such interconnectivity, shall be only through the security gate-ways/firewalls of the Parties; provided, that, during the term of this Agreement, the Company may transition any such computing systems and/or networks to such security gateways/firewalls as determined by the Company, and, subject to the limitations set forth below, Sponsor shall provide commercially reasonable cooperation to the Company in connection with such transition; provided, that the Company shall reimburse Sponsor in full for its reasonable costs or expenses incurred in relation to such cooperation.

(b) Neither Party shall access, and the Parties shall take reasonable actions designed to prevent unauthorized Persons to access, the computing systems and/or networks of the other Party without the other Party’s express written authorization or except as otherwise authorized or reasonably required by the other Party pursuant to this Agreement, and any such actual or attempted access shall be consistent with any such authorization or this Agreement.

(c) The Parties shall use commercially reasonable efforts to maintain, and update pursuant to a commercially reasonable schedule, and more frequently in response to specific threats that become known from time to time, a virus detection/scanning program in connection with the connectivity by the Company to Sponsor computing systems and/or networks, which shall be consistent in all material respects with that used by such Parties immediately prior to the date of this Agreement.

(d) Each Party shall use commercially reasonable efforts to maintain a prudent security program, consistent in all material respects with that used by Sponsor immediately prior to the date of this Agreement, including appropriate physical, electronic and procedural safeguards, designed to (i) maintain the security and confidentiality of such Party’s systems and confidential information of the other Party on such systems, (ii) protect against any threats or hazards to the security or integrity of such Party’s systems, including the confidential, non-public and proprietary information of the other Party on such Party’s systems, and (iii) prevent unauthorized access to or use of such Party’s systems, including the confidential, non-public and proprietary information of the other Party on such Party’s systems.  The Company shall comply with all physical, electronic and procedural security policies and procedures maintained by Sponsor pursuant to this Agreement that have been made available by Sponsor to the Company.

Article V
TERM AND TERMINATION

Section 5.01. Term.

(a) The Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the mutual agreement of the Parties to terminate this Agreement, (ii) Sponsor terminating this Agreement in accordance with Section 5.01(b) and (iii) the date upon which all Shared Services provided pursuant to this Agreement have been terminated in accordance with Section 5.01(c).

(b) Sponsor may terminate this Agreement, and the rights of the Company, by written notice to the Company immediately (or upon such other time period as indicated below) upon the occurrence of any of the following:

(i) the Company has committed a breach of this Agreement and fails to remedy such breach within 30 days of receipt of written notice of such breach;

(ii) the Company files a voluntary petition under the United States Bankruptcy Code or the insolvency laws of any state; or has an involuntary petition filed against it under the United States Bankruptcy Code, or a receiver appointed for its business, unless such petition or appointment of a receiver is dismissed within 30 days; or

(iii) the Company assigns or transfers or attempts to assign or transfer this Agreement in violation of Section 7.04.

(c) The Company may terminate its receipt of, and Sponsor may terminate its provision of, any Shared Service for its convenience, without cause, by giving the other Party written notice not less than thirty (30) days prior to the effective date of such termination.

Section 5.02. Effect of Termination.  Other than as required by applicable law, upon termination of this Agreement pursuant to Section 5.01, Sponsor and its Affiliates shall have no further obligation to provide any Shared Services and the Company shall have no obligation to pay any Company Expenses; provided, that notwithstanding such termination, (i) the Company shall remain liable to Sponsor for Company Expenses owed and payable in respect of Shared Services provided prior to the effective date of the termination and (ii) the provisions of Sections 3.01, 3.02, 3.03, 5.02,7.07,7.09 and 7.14 shall survive any such termination indefinitely.

Article VI
DISPUTE RESOLUTION

Section 6.01. Resolution Procedure.  Each of Sponsor and the Company agrees to use its reasonable best efforts to resolve disputes under this Agreement by a negotiated resolution between the Parties.  If the Parties have not resolved the matter in dispute within thirty (30) days after the commencement of good-faith negotiations, either the Company or Sponsor may submit the dispute to any federal court in the State of New York in accordance with Section 7.07 and Section 7.08 of this Agreement.

Article VII
MISCELLANEOUS

Section 7.01. Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

(a) All communications to the Company shall be sent to: Ranpak Holdings Corp., 3 East 28th Street, 8th Floor, New York, New York 10016, Attn: Michele Smolin, email: smolin.michele@ranpak.com.

(b) All communications sent to Sponsor shall be sent to: One Madison Group, LLC, 3 East 28th Street, 8th Floor, New York, New York 10016, Attn: David Murgio, Secretary, email: dmurgio@onemadisongroup.com.

Section 7.02. Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 7.03. Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 7.04. Assignments.  Except as otherwise specifically provided herein, neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

Section 7.05. Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 7.06. Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 7.07. Governing Law.  This Agreement, the entire relationship of the Parties and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

Section 7.08. Jurisdiction.  The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 7.09. Waiver of Jury Trial.  The Parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

Section 7.10. Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company and Sponsor.

Section 7.11. Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to either Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 7.12. Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either Party because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The Parties intend that each representation, warranty, and covenant contained herein will have independent significance.  If either Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

Section 7.13. Waiver.  No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 7.14. Confidentiality.  Each Party hereby acknowledges that in connection with its examination of certain confidential information that has been or will be provided to such Party in connection with the Shared Services provided pursuant to this Agreement, each Party may have access to material non-public information concerning the other Party.  Each Party agrees to keep this information confidential.

Section 7.15. Specific Performance.  Each Party hereto agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed by the other Party in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages.  Therefore, it is accordingly agreed that each Party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of the other Party, in any court of competent jurisdiction, and appropriate injunctive relief shall be granted in connection therewith.  Each Party, in seeking an injunction, a decree or order of specific performance, shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which each Party is entitled at law or in equity.

Section 7.16. Outside Activities.  The Company hereby acknowledges and agrees that one or more of the Sponsor Parties have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company Parties or any of their Affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company Parties or any of their Affiliates.  The Company hereby consents to all such Outside Activities, and none of the Sponsor Parties shall be liable to the Company Parties or any of their Affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such Person’s participation therein.  In the event that any of the Sponsor Parties acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company Parties or any of their Affiliates, on the one hand, and any of the Sponsor Parties, on the other hand, or any other Person, none of the Sponsor Parties shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company Parties or any of their Affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company Parties or any of their Affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of the fact that any of the Sponsor Parties directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present or communicate such opportunity to the Company Parties or any of their Affiliates, even though such corporate opportunity may be of a character that, if presented to the Company Parties or any of their Affiliates, could be taken by the Company Parties or any of their Affiliates, as applicable.  The Company hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by the Sponsor Parties to the fullest extent permitted by law. For the avoidance of doubt, the provisions of this Section 7.16 shall not limit in any respect the provisions of Section 4.02 of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed and delivered as of the day and year first above written.

Company

RANPAK HOLDINGS CORP.

By:
Name:
Title:

Sponsor

ONE MADISON GROUP LLC

By:
Name:
Title:

[Signature Page to Shared Services Agreement]

Exhibit A

Shared Services

The Shared Services may include, without limitation:

●	Financial services

●	Legal services

●	Accounting services

●	Tax advisory services

●	Financial advisory services

●	Auditing services

●	Billing services

●	Corporate record keeping

●	Treasury services

●	Cash management and banking services

●	Planning services

●	Budgeting services

●	Investor relations

●	Risk management

●	Information technology services

●	Insurance administration and claims processing

●	Regulatory compliance and government relations

●	Tax preparation

●	Payroll

●	Human resources

●	Facilities

●	Other administrative services as the Parties may agree from time to time

A-1